Exhibit 99.1

Viterra

LIMITED SARL

Unaudited Condensed Consolidated Interim Financial Statements

Condensed consolidated statement of income

For the six months ended 30 June (unaudited)

US$ million	Notes	2025	2024
Revenue	2	20,974	22,572
Cost of goods sold		(20,626)	(22,099)
Gross margin		348	473
Selling and administrative expenses		(310)	(256)
Share of income from associates and joint ventures		2	24
(Loss)/gain on disposals/liquidation of investments		(3)	1
Impairment expense on trade receivables		(4)	(6)
Other income		15	9
Other expense		(26)	(12)
Dividend income		2	1
Interest income		16	22
Interest expense	3	(223)	(257)
Loss before income taxes		(183)	(1)
Current income tax expense	4	(49)	(64)
Deferred income tax recovery	4	33	135
(Loss)/income for the period		(199)	70

Attributable to:
Non-controlling interests		(3)	(1)
Equity holders		(196)	71

The accompanying notes are an integral part of the unaudited condensed consolidated interim financial statements.

Viterra 2025 Unaudited Condensed Consolidated Interim Financial Statements 4

Condensed consolidated statement of comprehensive income

For the six months ended 30 June (unaudited)

US$ million	2025	2024
(Loss)/income for the period	(199)	70
Other comprehensive income
Items not to be reclassified to the statement of income in subsequent periods:
Gain on remeasurement of defined benefit plan[1]	1	1
Gain/(loss) on financial assets measured at fair value through other comprehensive income[1]	2	(1)
Net items not to be reclassified to the statement of income in subsequent periods:	3	—
Items that are or may be reclassified to the statement of income in subsequent periods:
Exchange gain/(loss) on translation of foreign operations	192	(114)
(Loss)/gain on cash flow hedges[1]	(10)	6
Net items that are or may be reclassified to the statement of income in subsequent periods:	182	(108)
Other comprehensive income/(loss)	185	(108)
Total comprehensive loss	(14)	(38)

Attributable to:
Non-controlling interests	(1)	(2)
Equity holders of the parent	(13)	(36)

1 Amounts are presented net of deferred tax.

The accompanying notes are an integral part of the unaudited condensed consolidated interim financial statements.

Viterra 2025 Unaudited Condensed Consolidated Interim Financial Statements 5

Condensed consolidated statement of financial position

As at 30 June 2025 and 31 December 2024 (unaudited)

US$ million	Notes
		2025	2024
Assets
Non-current assets
Property, plant and equipment	6	4,314	4,332
Intangible assets		1,382	1,374
Investments in associates and joint ventures		378	392
Other investments	13	19	17
Advances and loans		136	93
Pension surplus		72	66
Deferred tax assets		292	290
		6,593	6,564
Current assets
Biological assets		24	20
Inventories	7	5,683	7,045
Accounts receivable	8	2,538	2,583
Other financial assets	13,14	978	1,173
Income tax receivable		219	182
Cash and cash equivalents	9,13	1,455	688
		10,897	11,691
Disposal groups and assets held for sale	5	526	588
		11,423	12,279
Total assets		18,016	18,843

Equity and liabilities
Capital and reserves - attributable to equity holders
Share capital		1	1
Reserves and retained earnings		4,648	4,782
		4,649	4,783
Non-controlling interests		155	158
Total equity		4,804	4,941

Non-current liabilities
Borrowings	11,13	6,165	4,469
Deferred tax liabilities		337	375
Post-employment benefits		19	18
Provisions		165	159
Other long-term liabilities		18	12
Other financial liabilities	13,14	—	137
		6,704	5,170
Current liabilities
Borrowings	11,13	2,476	3,653
Accounts payable	12	3,036	3,825
Provisions		40	67
Other financial liabilities	13,14	681	900
Income tax payable		36	26
Other current liabilities		11	18
		6,280	8,489
Disposal groups and liabilities held for sale	5	228	243
		6,508	8,732
Total equity and liabilities		18,016	18,843

The accompanying notes are an integral part of the unaudited condensed consolidated interim financial statements.

Viterra 2025 Unaudited Condensed Consolidated Interim Financial Statements 6

Condensed consolidated statement of cash flows

For the six months ended 30 June (unaudited)

US$ million	Notes	2025	2024
Operating activities
Loss before income taxes		(183)	(1)
Adjustments for:
Depreciation and amortisation		380	455
Share of income from associates and joint ventures		(2)	(24)
Decrease in other long-term liabilities and provisions		(4)	(19)
Loss/(gain) on disposals and investments		3	(1)
Impairment charge/(reversal) - net		4	(7)
Net foreign exchange losses/(gains)		20	(2)
(Gain)/loss on sale of property, plant and equipment		(2)	2
Other non-cash items - net		(1)	(1)
Interest income		(16)	(22)
Interest expense	3	224	257
Cash generated by operating activities before working capital changes, interest and tax		423	637

Working capital changes
Decrease in inventories[1]		1,591	570
Decrease in accounts receivable[2]		149	278
Decrease/(increase) in other financial assets		202	(13)
Decrease in accounts payable[3]		(864)	(904)
(Decrease)/increase in other financial liabilities		(360)	231
Total working capital changes		718	162
Cash generated from operating activities		1,141	799
Income taxes paid - net		(61)	(166)
Interest received		15	21
Interest paid		(221)	(239)
Net cash generated by operating activities		874	415
US$ million	Notes	2025	2024
Investing activities
Net cash disposed in acquisition of subsidiaries		—	(7)
Proceeds from sale of investments in associates and joint ventures		—	2
Proceeds from sale of subsidiaries		—	14
Purchase of other investments		—	(3)
Proceeds from sale of other investments		—	90
Purchase of property, plant and equipment, and intangibles		(143)	(120)
Proceeds from sale of property, plant and equipment, and intangibles		4	2
Dividends received		15	11
Net cash used in investing activities		(124)	(11)
Financing activities

Viterra 2025 Unaudited Condensed Consolidated Interim Financial Statements 7

Condensed consolidated statement of cash flows

For the six months ended 30 June (unaudited)

Proceeds of other non-current bank facilities other than revolving credit facilities		2	12
Repayment of other non-current bank facilities other than revolving credit facilities		(31)	(74)
Net proceeds of revolving credit facilities		1,729	1,146
Net repayment of current borrowings		(1,368)	(1,083)
Repayments of lease liabilities		(189)	(242)
Return of capital	10	(121)	(117)
Distribution to non-controlling interest		(2)	(1)
Net cash generated by/(used in) financing activities		20	(359)

Increase in cash and cash equivalents		770	44
Foreign exchange movement in cash		11	(7)
Cash and cash equivalents, beginning of period		691	530
Cash and cash equivalents, end of period		1,472	567
Cash and cash equivalents reported in the statement of financial position	9	1,455	567
Cash and cash equivalents attributable to disposal groups and assets held for sale	5	17	—

1 Includes movements in biological assets.

2 Includes movements in advances and loans.

3 Includes movements in advances, loans and provisions.

The accompanying notes are an integral part of the unaudited condensed consolidated interim financial statements.

Viterra 2025 Unaudited Condensed Consolidated Interim Financial Statements 8

Condensed consolidated statement of changes of equity

For the six months ended 30 June (unaudited)

US$ million	Retained earnings	Share premium	Other reserves	Total reserves and retained earnings	Share capital	Total equity attributable to equity holders	Non- controlling interests	Total equity
At 1 January 2025	4,334	1,709	(1,261)	4,782	1	4,783	158	4,941
Loss for the period	(196)	—	—	(196)	—	(196)	(3)	(199)
Other comprehensive income	2	—	181	183	—	183	2	185
Total comprehensive income/(loss)	(194)	—	181	(13)	—	(13)	(1)	(14)
Return of capital	—	(121)	—	(121)	—	(121)	—	(121)
Distributions paid	—	—	—	—	—	—	(2)	(2)
At 30 June 2025	4,140	1,588	(1,080)	4,648	1	4,649	155	4,804

	Retained earnings	Share premium	Other reserves	Total reserves and retained earnings	Share capital	Total equity attributable to equity holders	Non- controlling interests	Total equity
At 1 January 2024	4,213	1,945	(978)	5,180	1	5,181	163	5,344
Income for the period	71	—	—	71	—	71	(1)	70
Other comprehensive income/(loss)	1	—	(108)	(107)	—	(107)	(1)	(108)
Total comprehensive income/(loss)	72	—	(108)	(36)	—	(36)	(2)	(38)
Return of capital	—	(117)	—	(117)	—	(117)	—	(117)
Distributions paid	—	—	—	—	—	—	(1)	(1)
At 30 June 2024	4,286	1,828	(1,086)	5,028	1	5,029	160	5,189

The accompanying notes are an integral part of the unaudited condensed consolidated interim financial statements.

Viterra 2025 Unaudited Condensed Consolidated Interim Financial Statements 9

Notes to the unaudited condensed consolidated interim financial statements

For the six months ended 30 June (unaudited)

1. ACCOUNTING POLICIES

Corporate information

Viterra Limited S.à r.l. (the "Company”, “Parent” or "Viterra Limited") together with its subsidiaries (the “Group” or “Viterra”), is a leading integrated originator and marketer of agricultural products, with worldwide activities in the production, refining, processing, storage, transport and marketing of agricultural products. Viterra operates on a global scale, marketing and distributing physical commodities mainly sourced from third party producers to industrial consumers, such as those in the oil and food processing industries. Viterra also provides financing, logistics and other services to producers and consumers of commodities. In this regard, Viterra seeks to capture value throughout the commodity supply chain. Viterra’s long experience in origination, processing, storage and handling, and marketing of commodities has allowed it to develop and build upon its expertise in the commodities which it markets and cultivate long-term relationships with a broad supplier and customer base across diverse industries and in multiple geographic regions.

Viterra Limited is a privately held company. The Company was incorporated and, until 22 July 2025, domiciled in Jersey. On 22 July 2025, the Company redomiciled from Jersey to Luxembourg.

On 13 June 2023, the Company entered into a definitive business combination agreement with Bunge Global SA (formerly known as Bunge Limited), a company incorporated in Switzerland, and based in the United States and listed on the New York Stock Exchange (“Bunge”). On 2 July 2025, the Bunge Transaction was successfully completed. As part of this transaction, Bunge acquired all outstanding shares of the Company in exchange for a combination of Bunge shares and cash.

These unaudited condensed consolidated interim financial statements for the six months ended 30 June 2025 were authorised for issuance by the Board of Directors on 3 September 2025.

Basis of preparation

These unaudited condensed consolidated interim financial statements have been prepared in accordance with IAS 34 Interim Financial Reporting issued by the International Accounting Standards Board ("IASB") effective for the Company’s reporting for the six months ended 30 June 2025.

These unaudited condensed consolidated interim financial statements should be read in conjunction with the Group’s consolidated financial statements as at 31 December 2024. The Group’s consolidated financial statements as at 31 December 2024 were prepared in accordance with IFRS® Accounting Standards as issued by the IASB.

The accounting policies, critical accounting judgements and key accounting estimates applied in the unaudited condensed consolidated interim financial statements are consistent with those applied in the Group’s consolidated financial statements as at 31 December 2024, except as described further below.

The income tax expense for the six months ended 30 June 2025 is determined by applying the actual effective tax rate to the year-to-date adjusted profit before tax, as this represents the best estimate of the annual effective tax rate.

Following closing of the Bunge Transaction on 2 July 2025, the activities of the Viterra Group entities will be merged with the activities of Bunge. The merger of Viterra Limited into Bunge will be executed under universal title, resulting in the transfer of all assets and liabilities of Viterra Limited to Bunge.

Viterra 2025 Unaudited Condensed Consolidated Interim Financial Statements 10

Notes to the unaudited condensed consolidated interim financial statements

For the six months ended 30 June (unaudited)

1. ACCOUNTING POLICIES (continued)

Notwithstanding the closing of the Bunge Transaction, the Directors have assessed that they have, at the date of this report, a reasonable expectation that the Group has adequate resources to continue in operational existence for at least 12 months after the date that these financial statements were authorised for issue. Therefore, the unaudited condensed consolidated interim financial statements for the six months ended 30 June 2025 have been prepared on a going concern basis.

All amounts are presented in millions of United States Dollars (“USD”, “US Dollar” or “$”), unless otherwise stated, consistent with the predominant functional currency of Viterra’s operations.

Adoption of new and revised standards

The following amendments to existing accounting pronouncements became effective as of 1 January 2025 and have been adopted by the Group:

•       Lack of exchangeability (Amendments to IAS 21)

The amendments did not have a material impact on the Group’s unaudited condensed consolidated interim financial statements. There are no standards issued but not yet effective that the Group expects to have a material impact on its financial statements.

2. REVENUE

Revenue for the period comprises the following:

US$ million	Six months ended 30 June 2025	Six months ended 30 June 2024
Grain	9,582	11,084
Oilseeds	10,121	10,205
Sugar	613	444
Cotton	453	620
Freight[1]	205	219
Total	20,974	22,572

1 Freight revenue is recognised over time as the related performance obligation is satisfied over time.

3. INTEREST EXPENSE

Interest expense for the period comprises the following:

US$ million	Six months ended 30 June 2025	Six months ended 30 June 2024
Revolving credit facilities[1]	(93)	(102)
Other bank loans[1]	(42)	(55)
Capital market notes[1]	(60)	(64)
Lease obligations[1]	(25)	(31)
Other	(3)	(5)
Total	(223)	(257)

1 Refer to note 11: Borrowings.

Viterra 2025 Unaudited Condensed Consolidated Interim Financial Statements 11

Notes to the unaudited condensed consolidated interim financial statements

For the six months ended 30 June (unaudited)

4. INCOME TAX

The major components of income tax expense in the condensed consolidated statement of income are:

US$ million	Six months ended 30 June 2025	Six months ended 30 June 2024
Current income tax expense	(49)	(64)
Deferred income tax recovery relating to origination and reversal of temporary differences	33	135
Total income tax (expense)/recovery reported in the condensed consolidated statement of income	(16)	71

The effective Group tax rate for the period ended 30 June 2025 and 30 June 2024 is different from the weighted average income tax rate of 18% (2024: 20%).

The weighted average income tax rate is highly dependent on the geographic distribution of the Group’s worldwide profits and losses.

The effective tax rate is sensitive to specific circumstances, transactions and tax regulations in individual jurisdictions which can result in unusual or non-recurring tax adjustments.

The principal reasons for the difference between the effective Group tax rate and the weighted average income tax rate for the period ended 30 June 2025 was primarily driven by adjustments in respect of prior years, partially offset by inflation adjustments in Argentina. Furthermore, additional derecognition of deferred tax assets, mainly in the Netherlands and Hungary, negatively impacted the effective tax rate.

The effective tax rate for the interim period ended 30 June 2024 was primarily driven by significant inflation and foreign exchange adjustments in Argentina and Brazil. Furthermore, additional non-deductible transaction costs relating to the Bunge Transaction as well as tax exempt income relating to the release of previously recognised provisions impacted the effective tax rate.

US$ million	Six months ended 30 June 2025	Six months ended 30 June 2024
Loss before income taxes and attribution	(183)	(1)
Less: Share of income from associates and joint ventures	(2)	(24)
Group loss before income tax	(185)	(25)
Income tax expense calculated at the weighted average income tax rate	33	5
Tax effects of:
Tax exempt income	2	8
Items not tax deductible	(6)	(6)
Foreign exchange fluctuations	(15)	(18)
Changes in tax rates and adjustments in respect of prior years	(26)	9
Utilisation and changes in recognition of tax losses and temporary differences	(23)	9
Inflation adjustments	23	69
Other	(4)	(5)
Income tax (expense)/recovery	(16)	71

Viterra 2025 Unaudited Condensed Consolidated Interim Financial Statements 12

Notes to the unaudited condensed consolidated interim financial statements

For the six months ended 30 June (unaudited)

5. DISPOSAL GROUP AND ASSETS HELD FOR SALE

In August 2024, the European Commission approved, under the EU Merger Regulation, the Bunge Transaction on condition that Viterra’s entire business in Hungary as well as part of Viterra's business in Poland will be ringfenced and sold. The sale in Poland includes Viterra’s Bodaczow processing facility, commercial activities relating to oilseeds origination to supply such facility, as well as the Trawniki, Kętrzyn, Szamotuły and Werbkowice storage facilities. Viterra has agreed the terms and conditions for the ringfencing and sale of these businesses with the European Commission and the divestment is subject to certain European Commission approvals and closing of the Bunge Transaction.

On 3 December 2024, Viterra entered into agreements with a buyer to sell these businesses. The closing of these transactions is contingent on the fulfilment of customary closing conditions, including receipt of regulatory approvals, and closing of the Bunge Transaction. All these customary closing conditions are satisfied. Viterra expects the sale to be finalised in September 2025 and as such these businesses are classified as held for sale in accordance with IFRS 5 Non-current Assets Held for Sale as at 30 June 2025.

Assets and liabilities classified as held for sale are required to be recorded at the lower of carrying value or fair value less any costs to sell. The agreed sales price less cost to sell for the businesses exceeds the carrying value of the net assets of the businesses as of 30 June 2025, and accordingly, no adjustment to the asset value was necessary.

Assets and liabilities of the disposal group held for sale at 30 June 2025 comprise the following:

US$ million	Disposal group
Assets
Non-current assets
Property, plant and equipment	246
Intangible assets	5
Deferred tax assets	4
255
Current assets
Inventories	130
Accounts receivable	75
Other financial assets	35
Income tax receivable	7
Cash and cash equivalents	17
264
Total assets held for sale	519

Non-current liabilities
Borrowings	76
Deferred tax liabilities	9
Other long-term liabilities	6
91
Current liabilities
Borrowings	44
Accounts payable	61
Provisions	1
Other financial liabilities	31
137
Total liabilities held for sale	228
Total net assets held for sale	291

Viterra 2025 Unaudited Condensed Consolidated Interim Financial Statements 13

Notes to the unaudited condensed consolidated interim financial statements

For the six months ended 30 June (unaudited)

6. PROPERTY, PLANT AND EQUIPMENT

US$ million	Freehold land and buildings	Plant and equipment	Right-of-use assets - Freehold land and buildings	Right-of-use assets - Plant and equipment	Bearer plants	Total
Gross carrying amount:
1 January 2025	1,193	4,952	357	1,861	112	8,475
Additions	4	117	—	—	19	140
Additions of right-of-use assets	—	—	29	81	—	110
Disposals	(1)	(9)	(23)	(154)	—	(187)
Effect of foreign currency exchange movements	41	150	32	15	16	254
Reclassification to held for sale	—	(8)	—	—	—	(8)
Other movements	5	(13)	—	—	1	(7)
30 June 2025	1,242	5,189	395	1,803	148	8,777

Accumulated depreciation and impairment:
1 January 2025	311	2,248	142	1,392	50	4,143
Depreciation	23	150	25	172	7	377
Disposals	(5)	(17)	(17)	(152)	—	(191)
Effect of foreign currency exchange movements	14	90	13	10	7	134
30 June 2025	343	2,471	163	1,422	64	4,463
Net book value 30 June 2025	899	2,718	232	381	84	4,314
Net book value 31 December 2024	882	2,704	215	469	62	4,332

Plant and equipment includes capitalised expenditure for construction in progress of $213 million (2024: $203 million). Depreciation expenses included in cost of goods sold are $367 million (2024: $439 million) and in selling and administrative expenses $10 million (2024: $10 million). Property, plant and equipment with a carrying amount of $469 million (2024: $483 million) have been pledged to secure borrowings of the Group.

Leases

The Group leases various assets including land and buildings and plant and equipment. The net book value of right-of-use assets amounts to $613 million (2024: $684 million).

Disclosure of amounts recognised as lease liabilities in the statement of financial position are included in note 11, and future commitments are disclosed in note 15.

Viterra 2025 Unaudited Condensed Consolidated Interim Financial Statements 14

Notes to the unaudited condensed consolidated interim financial statements

For the six months ended 30 June (unaudited)

7. INVENTORIES

Total inventories of $5,683 million (2024: $7,045 million) comprise $4,961 million (2024: $6,704 million) of inventories carried at fair value less costs of disposal and $722 million (2024: $341 million) of inventories valued at the lower of cost or net realisable value.

Readily marketable inventories (RMI), comprising the core inventories which underpin and facilitate Viterra’s marketing activities, represent inventories that, in Viterra’s assessment, are readily convertible into cash in the short term due to their liquid nature, widely available markets, and the fact that price risk is covered either by a forward physical sale or a hedge transaction. Viterra regularly assesses the composition of these inventories and their applicability, relevance and availability to the marketing activities. As at 30 June 2025, $5,497 million (2024: $6,892 million) of inventories were considered readily marketable. This comprises $4,943 million (2024: $6,683 million) of inventories carried at fair value less costs of disposal and $554 million (2024: $209 million) carried at the lower of cost or net realisable value. Given the highly liquid nature of these inventories, which represent a significant share of current assets, the Group believes it is appropriate to consider them together with cash equivalents in analysing Group net debt levels and computing certain debt coverage ratios and credit trends.

Fair value of inventories is a Level 2 fair value measurement (refer to note 14) using observable market prices obtained from exchanges, traded reference indices, or market survey services adjusted for relevant location and quality differentials. There are no significant unobservable inputs in the fair value measurement of such inventories.

Viterra has a number of dedicated financing facilities, which finance a portion of its inventories. In each case, the inventory has not been derecognised as the Group retains control of the inventory. The proceeds received are recognised as current borrowings (refer to note 11). As at 30 June 2025, the total amount of inventory secured under such facilities was $210 million (2024: $710 million) and proceeds received and classified as current borrowings amounted to $181 million (2024: $586 million).

8. ACCOUNTS RECEIVABLE

US$ million	as at 30 June 2025	as at 31 December 2024
Financial assets at amortised cost
Trade receivables[1]	1,448	1,611
Margin calls paid	126	256
Associated companies[1]	33	30
Other receivables[2]	43	45
Non-financial instruments
Advances repayable with product	401	296
Prepaid expenses	51	40
Other tax and related receivables	436	305
Total	2,538	2,583

1 Collectively referred to as receivables presented net of allowance for doubtful debts.

2 Includes loans receivable in the amount of $4 million (2024: $4 million), presented net of loss allowance.

As at 30 June 2025, the total amount of trade receivables secured was $313 million (2024: $433 million) and proceeds received and classified as current borrowings amounted to $269 million (2024: $309 million).

Viterra 2025 Unaudited Condensed Consolidated Interim Financial Statements 15

Notes to the unaudited condensed consolidated interim financial statements

For the six months ended 30 June (unaudited)

8. ACCOUNTS RECEIVABLE (continued)

The movement in the loss allowance is detailed below:

US$ million	as at 30 June 2025	as at 31 December 2024
1 January	86	101
Released during the period	(30)	(42)
Charged during the period	26	44
Reclassified to held for sale	(4)	(4)
Utilised during the period	12	(13)
Total	90	86

9. CASH AND CASH EQUIVALENTS

US$ million	as at 30 June 2025	as at 31 December 2024
Bank and cash on hand	891	293
Deposits and treasury bills	564	395
Total	1,455	688

Included within deposits and treasury bills is $272 million (2024: $282 million) held with banks for the purpose of settlement of outstanding letters of credit.

10. SHARE CAPITAL AND RESERVES

For the six months ended 30 June 2025, an aggregate of $121 million of distributions, accounted for as a reduction of share premium, was returned to Viterra’s shareholders in proportion to their respective ownership interest in Viterra Limited (for the six months ended 30 June 2024: $117 million). The distributions and the reduction of share premium had no impact on shareholding.

11. BORROWINGS

US$ million	as at 30 June 2025	as at 31 December 2024
Non-current borrowings
Capital market notes	2,131	2,610
Revolving credit facilities	3,544	1,344
Lease liabilities	466	470
Other bank loans[1]	24	45
Total non-current borrowings	6,165	4,469
Current borrowings
Secured inventory/receivables/other facilities	722	1,177
Capital market notes	1,187	517
Revolving credit facilities	—	477
Lease liabilities	223	261
Other bank loans[1]	344	1,221
Total current borrowings	2,476	3,653

1 Comprises various uncommitted and unsecured bilateral bank credit facilities.

Viterra 2025 Unaudited Condensed Consolidated Interim Financial Statements 16

Notes to the unaudited condensed consolidated interim financial statements

For the six months ended 30 June (unaudited)

11. BORROWINGS (continued)

The outstanding secured inventory/receivables/other facilities of $722 million (2024: $1,177 million) comprise an inventory borrowing base facility of $Nil (2024: $495 million) that accumulates interest at a rate of BBSY (bank bill swap bid rate) +75 basis points (2024: +75 basis points), a borrowing base facility of $450 million (2024: $400 million) at an interest rate of Daily Simple SOFR +80 basis points (2024: + 80 basis points) and borrowing for trade finance of $272 million (2024: $282 million) secured against cash deposit of the same amount as at 30 June 2025.

Capital market notes

The capital market notes include bonds issued under Rule 144A of the Securities Act of 1933 ("US 144A Bonds") in April 2022, in the amounts of $450 million and $300 million, respectively. Interest payments are due semi-annually in April and October of each year.

Viterra issued US 144A Bonds during April 2021, and issued Eurobonds during September 2021. Interest on the US 144A Bonds is payable semi-annually in arrears. Interest on the Eurobonds is payable annually in arrears.

Historically, Viterra has applied fair value hedge and cash flow hedge accounting to the capital market notes, achieved via interest rate and cross currency swaps. On 30 June 2025, both interest rate and cross currency swaps have been terminated, thus leading to termination of the hedge accounting as well. The termination resulted in $8 million of the cash flow hedge reserve built up in OCI to be recycled as a loss in statement of income and loss.

The details of outstanding borrowings and the carrying amounts are outlined below:

US $ million	Maturity	as at 30 June 2025	as at 31 December 2024
USD 450 million 4.9% coupon bonds	April 2027	438	429
USD 300 million 5.25% coupon bonds	April 2032	278	266
USD 600 million 2.00% coupon bonds	April 2026	599	599
USD 600 million 3.20 % coupon bonds	April 2031	596	596
EUR 500 million 0.375% coupon bonds	September 2025	588	517
EUR 700 million 1.00% coupon bonds	September 2028	819	720
Total capital market notes		3,318	3,127

Revolving credit facility

The revolving credit facilities available to Viterra as at 30 June 2025 are summarised below.

On 6 May 2024, the $4.11 billion one-year revolving credit facility was extended for a year for an amount of $3.96 billion with a new maturity date of June 2025. The facility has a one-year term-out option at Viterra's discretion (until June 2026). Funds drawn under this facility bear interest at Daily Simple SOFR +65 bps per annum. In May 2025, the $3.96 billion revolving credit facility was extended for another year for an amount of $3.81 billion with a new maturity date of June 2026. The facility has a one-year term-out option at Viterra's discretion (until June 2027).

After executing one of the two extension options (at lender’s discretion) in 2023, the maturity date of the $1 billion three-year revolving credit facility agreement is May 2026. Funds drawn under the facility bear interest at compounded SOFR +60 basis points per annum. In May 2025, the $1.0 billion revolving credit

Viterra 2025 Unaudited Condensed Consolidated Interim Financial Statements 17

Notes to the unaudited condensed consolidated interim financial statements

For the six months ended 30 June (unaudited)

facility was extended for another year for an amount of $0.96 billion with a new maturity date of May 2027.

12. ACCOUNTS PAYABLE

US$ million	as at 30 June 2025	as at 31 December 2024
Financial liabilities at amortised cost
Trade payables	2,399	3,021
Margin calls received	4	100
Associated companies	5	3
Other payables and accrued liabilities	99	143
Non-financial instruments
Advances settled in product	351	362
Payables to employees	136	151
Other tax and related payables	42	45
Total	3,036	3,825

13. FINANCIAL INSTRUMENTS

Fair value of financial instruments

The following tables present the carrying values and fair values of Viterra’s financial instruments.

Financial assets and liabilities are presented by class in the table below at their carrying values, which approximate the fair values with the exception of $3,318 million (2024: $3,127 million) of capital market notes, the fair value of which at 30 June 2025 was $3,254 million (2024: $3,021 million) based on observable market prices applied to the borrowing portfolio (a Level 1 fair value measurement).

US$ million As at 30 June 2025	Notes	Amortised cost	FVtPL[1]	FVtOCI[2]	Total
Assets
Other investments[3]		—	—	19	19
Advances and loans		89	—	—	89
Accounts receivable	8	1,650	—	—	1,650
Other financial assets	14	—	978	—	978
Cash and cash equivalents	9	1,455	—	—	1,455
Total financial assets[4]		3,194	978	19	4,191

Liabilities
Borrowings	11	8,641	—	—	8,641
Accounts payable	12	2,507	—	—	2,507
Other financial liabilities	14	—	681	—	681
Total financial liabilities[4]		11,148	681	—	11,829

1 FVtPL - Fair value through profit and loss.

2 FVtOCI - Fair value through other comprehensive income. Gain on equity instruments recognised in other comprehensive income in 2025 amounted to $2 million.

3 Other investments of $13 million are classified as Level 1 measured using quoted market prices with the remaining balance of $6 million being investments in private companies, classified as Level 2 measured using discounted cash flow models.

4 Amounts consist of both long-term and short-term financial assets/financial liabilities.

Viterra 2025 Unaudited Condensed Consolidated Interim Financial Statements 18

Notes to the unaudited condensed consolidated interim financial statements

For the six months ended 30 June (unaudited)

13. FINANCIAL INSTRUMENTS (continued)

US$ million As at 31 December 2024	Notes	Amortised cost	FVtPL[1]	FVtOCI[2]	Total
Assets
Other investments[3]		—	—	17	17
Advances and loans		49	—	—	49
Accounts receivable	8	1,942	—	—	1,942
Other financial assets	14	—	1,173	—	1,173
Cash and cash equivalents	9	688	—	—	688
Total financial assets[4]		2,679	1,173	17	3,869

Liabilities
Borrowings	11	8,122	—	—	8,122
Accounts payable	12	3,267	—	—	3,267
Other financial liabilities	14	—	1,037	—	1,037
Total financial liabilities[4]		11,389	1,037	—	12,426

1 FVtPL - Fair value through profit and loss.

2 FVtOCI - Fair value through other comprehensive income. Loss on equity instruments recognised in other comprehensive income for the six months ended 30 June 2024 comprised $1 million.

3 Other investments of $11 million are classified as Level 1 measured using quoted market prices with the remaining balance of $6 million being investments in private companies, classified as Level 2 measured using discounted cash flow models.

4 Amounts consist of both long-term and short-term financial assets/financial liabilities.

14. FAIR VALUE MEASUREMENTS

Fair values are primarily determined using quoted market prices or standard pricing models using observable market inputs where available and are presented to reflect the expected gross future cash in/outflows. Viterra classifies the fair values of its financial instruments into a three-level hierarchy based on the degree of the source and observability of the inputs that are used to derive the fair value of the financial asset or liability as follows:

Level 1: Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that Viterra can assess at the measurement date; or

Level 2: Inputs other than quoted inputs included in Level 1 that are observable for the assets or liabilities, either directly or indirectly; or

Level 3: Unobservable inputs for the assets or liabilities, requiring Viterra to make market-based assumptions.

Level 1 classifications include futures and options that are exchange traded, whereas Level 2 classifications primarily include swaps and physical forward transactions, which derive their fair value primarily from exchange quotes and readily observable broker quotes.

Viterra 2025 Unaudited Condensed Consolidated Interim Financial Statements 19

Notes to the unaudited condensed consolidated interim financial statements

For the six months ended 30 June (unaudited)

14. FAIR VALUE MEASUREMENTS (continued)

The following tables show the fair values of the derivative financial instruments including trade related financial and physical forward purchase and sale commitments by type of contract and non-current other financial liabilities as at 30 June 2025 and 31 December 2024. Other assets and liabilities which are measured at fair value on a recurring basis are biological assets, marketing inventories, other investments, and cash and cash equivalents. Refer to notes 7, 9 and 13 for disclosure in connection with these fair value measurements. There are no non-recurring fair value measurements.

Other financial assets 2025

US$ million As at 30 June 2025	Level 1	Level 2	Level 3	Total
Commodity related contracts
Futures	89	2	—	91
Options	3	—	—	3
Physical forwards	—	785	—	785
Financial contracts
Foreign currency futures and forwards	—	99	—	99
Total	92	886	—	978
Current	92	886	—	978
Non-current	—	—	—	—

Other financial liabilities 2025

US$ million As at 30 June 2025	Level 1	Level 2	Level 3	Total
Commodity related contracts
Futures	31	—	—	31
Options	1	—	—	1
Physical forwards	—	466	—	466
Financial contracts
Cross currency swaps	—	9	—	9
Interest rate swaps	—	29	—	29
Foreign currency futures and forwards	1	144	—	145
Total	33	648	—	681
Current	33	648	—	681
Non-current	—	—	—	—

Other financial assets 2024

US$ million As at 31 December 2024	Level 1	Level 2	Level 3	Total
Commodity related contracts
Futures	243	1	—	244
Options	25	—	—	25
Physical forwards	—	770	—	770
Financial contracts
Foreign currency futures and forwards	3	131	—	134
Total	271	902	—	1,173
Current	271	902	—	1,173
Non-current	—	—	—	—

Viterra 2025 Unaudited Condensed Consolidated Interim Financial Statements 20

Notes to the unaudited condensed consolidated interim financial statements

For the six months ended 30 June (unaudited)

14. FAIR VALUE MEASUREMENTS (continued)

Other financial liabilities 2024

US$ million As at 31 December 2024	Level 1	Level 2	Level 3	Total
Commodity related contracts
Futures	155	—	—	155
Options	25	—	—	25
Physical forwards	—	423	—	423
Financial contracts
Cross currency swaps	—	158	—	158
Interest rate swaps	—	49	—	49
Foreign currency futures and forwards	1	226	—	227
Total	181	856	—	1,037
Current	181	719	—	900
Non-current	—	137	—	137

During the period no amounts were transferred between Level 1 and Level 2 of the fair value hierarchy and no amounts were transferred into or out of Level 3 of the fair value hierarchy for either other financial assets or other financial liabilities.

15. FUTURE COMMITMENTS

Capital expenditure for the acquisition of property, plant and equipment is generally funded through the cash flow generated by the respective industrial entities. As at 30 June 2025, $98 million (2024: $85 million), of which 98% (2024: 95%) relates to expenditure to be incurred over the next year, was contractually committed for the acquisition of property, plant and equipment.

Viterra procures seagoing vessels/chartering services to meet its overall marketing objectives and commitments. As at 30 June 2025, Viterra has committed to future vessel hire costs to meet future physical delivery and sale obligations and expectations of $272 million (2024: $74 million), of which $172 million (2024: $60 million), or 63% (2024: 81%), of the total charters are for services to be received over the next two years. Once the chartering date is reached, the vessels and related liabilities are accounted for as leases.

Total future commitments relating to leases are aged as follows:

US$ million	2025	2024
Within 1 year	162	57
Between 2 and 5 years	59	19
After 5 years	54	1
Total	275	77

As part of Viterra’s ordinary sourcing and procurement of physical commodities and other ordinary marketing obligations, the selling party may request that a financial institution act as either (a) the paying party upon the delivery of product and qualifying documents through the issuance of a letter of credit or (b) the guarantor by way of issuing a bank guarantee accepting responsibility for Viterra’s contractual obligations. As at 30 June 2025, $168 million (2024: $155 million) of such commitments have been issued on behalf of Viterra, which will generally be settled simultaneously with the payment for such commodity or rehabilitation and pension obligation.

Viterra 2025 Unaudited Condensed Consolidated Interim Financial Statements 21

Notes to the unaudited condensed consolidated interim financial statements

For the six months ended 30 June (unaudited)

16. CONTINGENT LIABILITIES

The amount of corporate guarantees in favour of third parties as at 30 June 2025 was $17 million (2024: $12 million).

The Group is subject to various claims which arise in the ordinary course of business as detailed below. These contingent liabilities are reviewed on a regular basis and where practical an estimate is made of the potential financial impact on the Group. As at 30 June 2025 and 31 December 2024, the Group identified no material contingent liabilities.

Litigation

Certain legal proceedings, claims and unresolved disputes are pending against Viterra in respect of which the timing of resolution and potential outcome (including any future financial obligations) are uncertain and no liabilities have been recognised in relation to these matters.

Environmental contingencies

Viterra’s operations are subject to various environmental laws and regulations. Viterra is in material compliance with those laws and regulations. Viterra accrues for environmental contingencies when such contingencies are probable and reasonably estimable. Such accruals are adjusted as new information develops or circumstances change. Recoveries of environmental remediation costs from insurance companies and other parties are recorded as assets when the recoveries are virtually certain. At this time, Viterra is unaware of any material environmental incidents at its locations.

Tax audits

Viterra is inherently exposed to tax risks and uncertainty over tax treatments. Viterra assesses its tax treatments for all tax years open to audit based upon the latest available information. For those positions that are not expected to be accepted by tax authorities, the Group records its best estimate of these tax liabilities, including related interest charges. Viterra assesses the most likely amount or expected value of the tax treatment in line with International Financial Reporting Interpretation 23 ("IFRIC 23"). Inherent uncertainties exist in estimates of tax contingencies due to complexities of interpretation and changes in tax laws. Whilst Viterra believes it has adequately provided for the outcome of these matters, future results may include favourable or unfavourable adjustments to these estimated tax liabilities in the period the assessments are made or resolved.

In July 2018, the Canada Revenue Agency ("CRA") commenced an audit of Viterra Canada Inc.'s tax return for the fiscal year 2014. Following the completion of the audit, in December 2020 the CRA issued a material reassessment for which the Company has not recognized a provision. The assessment impacted two corresponding jurisdictions namely the Netherlands and Singapore. To resolve the potential double taxation that may arise, Viterra timely filed multiple Mutual Agreement Procedures (“MAP’s”) in the respective jurisdictions. In 2024 the Netherlands and Canada concluded their MAP procedure with no double taxation to Viterra. The Singapore MAP is currently ongoing.

Viterra Canada has also received material final assessments from the CRA relating to the disallowance of non-capital loss balances so utilised by Viterra Canada during the 2016 to 2020 tax periods for which the Company has not recognised a provision.

Although inherent uncertainties exist in estimates of tax contingencies due to complexities of interpretation and changes in tax laws, the Company is of the view that no significant changes are required to its tax position.

Viterra 2025 Unaudited Condensed Consolidated Interim Financial Statements 22

Notes to the unaudited condensed consolidated interim financial statements

For the six months ended 30 June (unaudited)

17. RELATED PARTIES

For the period ended 30 June 2025, there are no new significant related party relationships, as well as no significant related party transactions that are relevant for disclosure to get an understanding of the changes in the financial position and performance of the Company, since the end of the last annual reporting period.

18. SUBSEQUENT EVENTS

On 2 July 2025 the Bunge Transaction has been successfully consummated. As a result, Viterra Limited has become wholly-owned subsidiary of Bunge Global SA. Subsequent to the closing of the Bunge Transaction, Bunge implemented changes in the financial structure of Viterra Group.

Viterra 2025 Unaudited Condensed Consolidated Interim Financial Statements 23